15% Series A Senior Secured Discount Notes Due 2007 and Warrants


                                        of MIDDLE AMERICAN TISSUE INC.


                               PURCHASE AGREEMENT



                                                                    July 9, 1999


To the Initial Purchasers
named on Schedule 1 hereto

Dear Ladies and Gentlemen:

     Middle American Tissue Inc., a Delaware corporation ("Holdings"), proposes to issue and sell to the initial purchasers named on Schedule 1 hereto (together, the "Initial Purchasers") $35,755,788 aggregate principal amount of its 15% Series A Senior Secured Discount Notes due 2007 (the "Series A Notes") and 24 warrants (the "Warrants," and together with the Series A Notes, the "Securities") to purchase at an exercise price of $0.01, shares of common stock, par value $0.01 per share, of Holdings (the "Holdings Common Stock") representing an aggregate of twelve percent (12%) of the Holdings Common Stock outstanding on a fully diluted basis as of the date hereof, subject to the terms and conditions set forth herein. The Holdings Common Stock issuable upon exercise of the Warrants is referred to herein as the "Warrant Shares." The Series A Notes are to be issued pursuant to the provisions of an indenture (the "Indenture"), to be dated as of the Closing Date (as defined), among Holdings and The Chase Manhattan Bank, as trustee (the "Trustee"). The Warrants are to be issued in the form contained in the Warrant Agreement (the "Warrant Agreement") attached hereto as Exhibit A and will be exercisable for Holdings Common Stock having the rights, restrictions, privileges and preferences set forth in the Certificate of Incorporation of Holdings in the form of Exhibit B attached hereto (the "Certificate of Incorporation"). The Warrants will have the benefit of the registration rights set forth in the Stockholders Agreement, dated as of July 9, 1999 by and among Holdings and the other signatories thereto (the "Stockholders Agreement") attached hereto as Exhibit C. The Series A Notes and the Series B Notes (as defined) issuable in exchange therefor are collectively referred to herein as the "Notes." The term "Designated Subsidiaries" as used herein refers to each of the entities listed on Schedule 2 hereto. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Indenture.

     1. Offering Memorandum. The Series A Notes will be offered and sold to the Initial Purchasers pursuant to one or more exemptions from the registration requirements under the Securities Act of 1933, as amended (the "Act"). American Tissue Inc. (the "Company") and the other Designated Subsidiaries have prepared a preliminary offering memorandum, dated June 8, 1999 (the "Preliminary Offering Memorandum"), and a final offering memorandum, dated July 9, 1999 (the "Offering Memorandum"), relating to the $165,000,000 12 1/2 % Series A Senior Secured Notes Due 2006 ("Series A Company Notes" and together with Series B Company Notes (as defined), the "Company Notes") and the related subsidiary guarantees.

     Upon original issuance thereof, and until such time as the same is no longer required pursuant to the Indenture, the Securities (and all securities issued in exchange therefor, in substitution thereof or upon conversion thereof) shall bear the following legend:

     "THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE 'SECURITIES ACT'), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE SECOND SENTENCE HEREOF. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A 'QUALIFIED INSTITUTIONAL BUYER' (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A 'QIB'), OR (B) IT IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL 'ACCREDITED INVESTOR' (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT), (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144(k) (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d) UNDER THE SECURITIES ACT, IF APPLICABLE) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS SECURITY, RESELL OR OTHERWISE TRANSFER THIS NOTE, EXCEPT (A) TO HOLDINGS OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFF-

     SHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL 'ACCREDITED INVESTOR' (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS SECURITY (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SECURITIES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO HOLDINGS THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT,
     (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO HOLDINGS) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS 'OFFSHORE TRANSACTION' AND 'UNITED STATES' HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING."

     2. Agreements to Sell and Purchase. On the basis of the representations, warranties and covenants contained in this Agreement, and subject to the terms and conditions contained herein, Holdings agrees to issue and sell to each Initial Purchaser, and each Initial Purchaser agrees to purchase from Holdings, the Securities set forth opposite the name of such Initial Purchaser on Schedule 1 hereto at the purchase price set forth opposite such name equal to $447.48 for each $1,000 principal amount of Series A Notes and $166,666.67 for each Warrant. Holdings and the Initial Purchasers agree to use an aggregate purchase price of $16 million for the Notes and $4 million for the Warrants in determining issue prices for U.S. federal income tax purposes.

     3. Terms of Offering. The Initial Purchasers have advised Holdings that the Initial Purchasers may make offers (the "Exempt Resales") of the Securities purchased hereunder, solely (i) to persons whom the Initial Purchasers reasonably believe to be "qualified institutional buyers" as defined in Rule 144A under the Act ("QIBs"), (ii) to persons permitted to purchase the Series A Notes in offshore transactions in reliance upon Regulation S under the Act (each, a "Regulation S Purchaser") and (iii) to a limited number of institutional "accredited investors" as defined in Rule 501(a)(1), (2), (3) or
(7) ("Accredited Investors") (such persons specified in clauses (i), (ii) and
(iii) being referred to herein as the "Eligible Purchasers").

     Holders (including subsequent transferees) of the Series A Notes will have the registration rights set forth in the registration rights agreement (the "Registration Rights Agreement"), to be dated the Closing Date, in substantially the form of Exhibit D hereto, for so long as such Series A Notes constitute "Transfer Restricted Securities" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, Holdings will agree to file with the Securities and Exchange Commission (the "Commission") under the circumstances set forth therein, (i) a registration statement under the Act (the "Exchange Offer Registration Statement") relating to Holdings' 15% Series B Senior Discount Notes Due 2007 (the "Series B Notes"), to be offered in exchange for the Series A Notes (such offer to exchange being referred to as the "Exchange Offer") and (ii) a shelf registration statement pursuant to Rule 415 under the Act (the "Shelf Registration Statement" and, together with the Exchange Offer Registration Statement, the "Registration Statements") relating to the resale by certain holders of the Series A Notes and to use its commercially reasonable best efforts to cause such Registration Statements to be declared and remain effective and usable for the periods specified in the Registration Rights Agreement and to consummate the Exchange Offer.

     The Securities are being offered and sold by Holdings in part to finance the transactions contemplated by that certain Asset Purchase Agreement, dated as of March 24, 1999 (the "Asset Purchase Agreement"), by and among Crown Paper Co., Crown Vantage New Hampshire Electric, Inc. and Berlin Mills Railway, Inc., as sellers (collectively, "Crown"), Pulp & Paper of America LLC ("PPA") and the Company, pursuant to which PPA and/or its designees will, upon the terms and subject to the conditions set forth therein, acquire certain assets of Crown, including, without limitation, the Burgess Pulp Mill in Berlin, New Hampshire and the Cascade Paper Mill in Gorham, New Hampshire (together, the "Berlin-Gorham Mills"). In connection with these transactions, the Company entered into a Purchase Agreement ("Company Notes Purchase Agreement") dated as of July 1, 1999 among the Company, the other Designated Subsidiaries and Donaldson, Lufkin & Jenrette Securities Corporation ("Company Notes Purchaser") and will enter into on the date hereof (a) an indenture (the "Company Notes Indenture") pursuant to which the Series A Company Notes will be issued, (b) a registration rights agreement (the "Company

Notes Registration Rights Agreement") providing certain registration rights to the holders of Series A Company Notes, (c) the Collateral Documents (as defined in the Company Notes Indenture) pursuant to which the Company and the other Designated Subsidiaries have agreed, among other things, to grant (i) a first priority security interest in their respective property, plant and equipment as set forth in the Collateral Documents and (ii) a second priority security interest in their respective property, accounts receivable and inventory as set forth in the Collateral Documents, in the case of each of clauses (i) and (ii) subject to certain exceptions and otherwise in accordance with the terms of the Company Notes Indenture and the Collateral Documents, and (d) a Revolving Credit Facility (as defined in the Company Indenture).

     The Initial Purchasers and their direct and indirect transferees of the Securities will also be entitled to the benefits of the Securities Pledge Agreement dated as of the Closing Date made by Holdings in favor of the Initial Purchasers (the "Securities Pledge Agreement") pursuant to which Holdings has agreed to grant to the Trustee a first priority security interest in all the Company's capital stock to secure Holdings' obligations under the Indenture and certain obligations under the Stockholders Agreement.

     This Agreement, the Indenture, the Notes, the Warrants, the Warrant Shares, the Warrant Agreement, the Registration Rights Agreement, the Securities Pledge Agreement, the Stockholders Agreement, the Company Notes Purchase Agreement, the Company Notes Indenture, the Company Notes, the Company Notes Registration Rights Agreement, the Subsidiary Guarantees (as defined in the Company Notes Purchase Agreement) and the Collateral Documents are hereinafter sometimes referred to collectively as the "Operative Documents."

     4. Delivery and Payment.

     (a) Delivery of, and payment of the Purchase Price for, the Series A Notes and the Warrants shall be made at the offices of Cahill Gordon & Reindel at 80 Pine Street, New York, New York 10005, or such other location as may be mutually acceptable to the parties hereto. Such delivery and payment shall be made at 9:00 a.m. New York City time, on July 9, 1999 or at such other time as shall be agreed upon by the Initial Purchasers and Holdings. The time and date of such delivery and the payment are herein called the "Closing Date."

     (b) One or more of the Series A Notes in definitive global form, registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"), having an aggregate principal amount corresponding to the aggregate principal amount of the Series A Notes (collectively, the "Global Note") and one or more certificates representing the Warrants shall be delivered by Holdings to the Initial Purchasers (or as the Initial Purchasers direct) in each case with any transfer taxes thereon duly paid by Holdings against payment by the Initial Purchasers of the aggregate purchase price therefor by wire transfer in immediately available funds to the order of Holdings. The Global Note shall be made available to the Initial Purchasers for inspection not later than 9:30 a.m., New York City time, on the business day immediately preceding the Closing Date.

     5. Agreements of Holdings. Holdings hereby agrees with the Initial Purchasers as follows:

          (a) To advise the Initial Purchasers promptly and, if requested by the Initial Purchasers, confirm such advice in writing, (i) of the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of the Securities for offering or sale in any jurisdiction designated by the Initial Purchasers pursuant to Section 5(e) hereof, or the initiation of any proceeding by any state securities commission or any other federal or state regulatory authority for such purpose and (ii) of the happening of any event during the period referred to in Section 5(c) below that makes any statement of a material fact made in the Preliminary Offering Memorandum or the Offering Memorandum untrue or that requires any additions to or changes in the Preliminary Offering Memorandum or the Offering Memorandum in order to make the statements therein not misleading. Holdings shall use its commercially reasonable best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of the Securities under any state securities or Blue Sky laws and, if at any time any state securities commission or other federal or state regulatory authority shall issue an order suspending the qualification or exemption of the Securities under any state securities or Blue Sky laws, Holdings shall use its commercially reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

          (b) To furnish the Initial Purchasers and those persons identified by the Initial Purchasers to Holdings as many copies of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments or supplements thereto, as the Initial Purchasers may reasonably request. Subject to the Initial Purchasers' compliance with its representations and warranties and agreements set forth in Section 7 hereof, Holdings consents to the use of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments and supplements thereto required pursuant hereto, by the Initial Purchasers in connection with Exempt Resales.

          (c) During such period as in the opinion of counsel for the Initial Purchasers an Offering Memorandum is required by law to be delivered in connection with Exempt Resales by the Initial Purchasers, (i) not to make any amendment or supplement to the Offering Memorandum which the Initial Purchasers shall not pre-viously have been advised of and shall have reasonably objected to after being so advised (except to the extent any such amendment or supplement is necessary, in the judgment of counsel to Holdings, in order to make the statements in the Offering Memorandum not misleading) and (ii) to prepare promptly upon the Initial Purchasers' reasonable request, any amendment or supplement to the Offering Memorandum which may be necessary or advisable in connection with such Exempt Resales (except to the extent any such amendment or supplement requested would, in the judgment of counsel to Holdings, render the statements made in the Offering Memorandum, as proposed to be amended or supplemented, misleading).

          (d) If, during the period referred to in Section 5(c) above, any event shall occur or condition shall exist as a result of which, in the opinion of counsel to the Initial Purchasers, it becomes necessary to amend or supplement the Offering Memorandum in order to make the statements therein, in the light of the circumstances when such Offering Memorandum is delivered to an Eligible Purchaser, not misleading, or if, in the opinion of counsel to the Initial Purchasers, it is necessary to amend or supplement the Offering Memorandum to comply with any applicable law, forthwith to prepare an appropriate amendment or supplement to such Offering Memorandum so that the statements therein, as so amended or supplemented, will not, in the light of the circumstances when it is so delivered, be misleading, or so that such Offering Memorandum will comply with applicable law, and to furnish to the Initial Purchasers and such other persons as the Initial Purchasers may designate such number of copies thereof as the Initial Purchasers may reasonably request.

          (e) Prior to the sale of all Securities pursuant to Exempt Resales as contemplated hereby, to cooperate with the Initial Purchasers and counsel to the Initial Purchasers in connection with the registration or qualification of the Securities pursuant to Exempt Resales under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may reasonably request and to continue such qualification in effect so long as required for Exempt Resales and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that Holdings shall not be required in connection therewith to register or qualify as a foreign corporation or limited liability company in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation other than as to matters and transactions relating to the Preliminary Offering Memorandum, the Offering Memorandum or Exempt Resales, in any jurisdiction in which it is not now so subject.

          (f) So long as the Securities are outstanding, (i) to mail and make generally available as soon as practicable after the end of each fiscal year to the record holders of the Securities a financial report of Holdings and its subsidiaries on a consolidated basis (and a similar financial report of all unconsolidated subsidiaries, if any), all such financial reports to include a consolidated balance sheet, a consolidated statement of operations, a consolidated statement of cash flows and a consolidated statement of shareholders' equity as of the end of and for such fiscal year, together with comparable information as of the end of and for the preceding year, certified by Holdings' independent public accountants and (ii) to mail and make generally available as soon as practicable after the end of each quarterly period (except for the last quarterly period of each fiscal year) to such holders, a consolidated balance sheet, a consolidated statement of operations and a consolidated statement of cash flows (and similar financial reports of all unconsolidated subsidiaries, if any) as of the end of and for such period, and for the period from the beginning of such year to the close of such quarterly period, together with comparable information for the corresponding periods of the preceding year. In addition, so long as the Initial Purchasers or their affiliates hold Securities, Holdings shall furnish the Initial Purchasers or their affiliates with financial information on a monthly basis. Each Initial Purchaser on behalf of itself and its affiliates which become Holders of the Securities, agrees to maintain the confidentiality of the information referred to in the preceding sentence and shall not be used other than in connection with its holding of Securities, except that such information may be disclosed (a) to its and its affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors in connection with matters concerning the Securities (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Operative Document or the enforcement of rights hereunder or thereunder, (e) with the consent of Holdings or (f) to the extent such information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Initial Purchasers or their affiliates on a nonconfidential basis from a source other than Holdings or any Designated Subsidiary.

          (g) For a period of five years following the date of this Agreement, to furnish to the Initial Purchasers as soon as available copies of all reports or other communications furnished by Holdings or any of the Designated Subsidiaries to its security holders or furnished to or filed with the Commission or any national securities exchange on which any class of securities of Holdings or any of the Designated Subsidiaries is listed and such other publicly available information concerning Holdings and/or its subsidiaries as the Initial Purchasers may reasonably request.

          (h) So long as any of the Securities remain outstanding and during any period in which Holdings is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to make available to any holder of Securities in connection with any sale thereof and any prospective purchaser of such Securities from such holder, the information ("Rule 144A Information") required by Rule 144A(d)(4) under the Act.

          (i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incurred in connection with the performance of the obligations by Holdings under this Agreement, including: (i) the fees, disbursements and expenses of counsel to Holdings and accountants of Holdings in connection with the sale and delivery of the Securities to the Initial Purchasers and pursuant to Exempt Resales, and all other fees or expenses (other than the fees and disbursements of counsel for the Initial Purchasers) in connection with the preparation, printing, filing, if any, and distribution of the Preliminary Offering Memorandum, the Offering Memorandum and all amendments and supplements to any of the foregoing (including financial statements) specified in Section 5(b), 5(c) and 5(d) prior to or during the period specified in Section 5(c), including the mailing and delivering of copies thereof to the Initial Purchasers and persons designated by it in the quantities specified herein, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Initial Purchasers and pursuant to Exempt Resales, including any transfer or other taxes payable thereon, (iii) all costs, if any, of copying this Agreement, the other Operative Documents and any other agreements or documents in connection with the offering, purchase, sale or delivery of the Securities, (iv) all expenses in connection with the registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of the several states and all costs of printing or producing any preliminary and supplemental Blue Sky memoranda in connection therewith (including the filing fees in connection with such registration or qualification and memoranda relating thereto but excluding any fees and disbursements of counsel), (v) the cost of printing certificates representing the Securities, (vi) all expenses and listing fees in connection with the application for quotation of the Securities in the National Association of Securities Dealers, Inc. ("NASD") Automated Quotation System - PORTAL ("PORTAL"), (vii) the fees and expenses of the Trustee and the Trustee's counsel in connection with the Indenture and the Notes, (viii) the fees and expenses of the Trustee and its counsel in connection with the Securities Pledge Agreement and any intercreditor agreements, (ix) the costs and charges of any transfer agent, registrar and/or depositary (including DTC),
     (x) any fees charged by rating agencies for the rating of the Notes, (xi) all costs and expenses of the Exchange Offer and any Registration Statement required to be borne by Holdings, as set forth in the Registration Rights Agreement, and (xii) all other costs and expenses as set forth in the Engagement Letter dated as of March 1, 1999 by and between the Company Notes Purchaser and the Company. Notwithstanding the foregoing, other than as set forth in the first sentence of the third paragraph of
     Section 11, Holdings shall not be obligated to pay any fees or disbursements of counsel for the Initial Purchasers.

          (j) To use its commercially reasonable best efforts to effect the inclusion of the Notes in PORTAL and to maintain the listing of the Notes on PORTAL for so long as the Notes are outstanding.

          (k) To use its commercially reasonable best efforts (i) to obtain the approval of DTC for "book-entry" transfer of the Notes and (ii) to comply in all material respects with all of its agreements set forth in the representation letters of Holdings to DTC relating to the approval of the Notes by DTC for "book-entry" transfer.

          (l) During the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise transfer or dispose of any debt securities of Holdings, or any warrants, rights or options to purchase or otherwise acquire debt securities of Holdings substantially similar to the Securities (other than the Securities), without the prior written consent of the Initial Purchasers).

          (m) Not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Securities to the Initial Purchasers or pursuant to Exempt Resales in a manner that would require the registration of any such sale of the Securities under the Act.

          (n) Not to voluntarily claim, and to actively resist any attempts to claim, the benefit of any usury laws against the holders of any Securities.

          (o) To cause the Exchange Offer to be made in the appropriate form to permit Exchange Notes registered pursuant to the Act to be offered in exchange for the Notes to comply with all applicable federal and state securities laws in connection with the Exchange Offer.

          (p) To comply in all material respects with all of its agreements set forth in the Registration Rights Agreement, the Stockholders Agreement and the Warrant Agreement.

          (q) To use the proceeds received from the sale of the Securities in the manner specified in the Offering Memorandum under the heading "Use of Proceeds."

          (r) Prior to the Closing Date, to furnish to the Initial Purchasers, as soon as practicable after they have been prepared, a copy of any unaudited interim consolidated financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Offering Memorandum.

          (s) To use commercially reasonable best efforts to do and perform all things required or necessary to be done and performed under this Agreement by it prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Securities.

     6. Representations, Warranties and Agreements of Holdings. As of the date hereof Holdings represents and warrants to, and agrees with, the Initial Purchasers that:

          (a) The Preliminary Offering Memorandum as of its date does not, and the Offering Memorandum as of its date and the Closing Date does not, and any supplement or amendment to them will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph (a) shall not apply to statements in or omissions from the Preliminary Offering Memorandum or the Offering Memorandum (or any supplement or amendment thereto) based upon information relating to the Company Notes Purchaser furnished to Holdings or the Company in writing by the Company Notes Purchaser expressly for use therein. No stop order preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued.

          (b) Each of Holdings and the Designated Subsidiaries has been duly organized, is validly existing as a corporation or limited liability company in good standing under the laws of its jurisdiction of organization and has the requisite power and authority to carry on its business as described in the Preliminary Offering Memorandum and the Offering Memorandum and to own, lease, license and operate its properties, and each is duly qualified and is in good standing as a foreign corporation or limited liability company, as applicable, authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not (i) have a material adverse effect on the business, prospects, condition (financial or otherwise) or results of operations of Holdings and the Designated Subsidiaries, taken as a whole, or (ii) draw into question the validity of this Agreement or any of the other Operative Documents (a "Material Adverse Effect").

          (c) All outstanding shares of capital stock of Holdings have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights and are free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature (each, a "Lien") created by it, except as set forth in the Stockholders Agreement, dated as of July 9, 1999, by and among the Company and the parties named therein and in the Stockholders Agreement entered into as of July 9, 1999 among the stockholders of Super American Tissue Inc. The authorized, issued and outstanding capital stock of the Company is, and as of the Closing Date will be, as set forth under the caption "Capitalization" in the Offering Memorandum and in the financial statements, and the related notes, included in the Offering Memorandum and Holdings will have authorized, issued and outstanding capitalization set forth in Exhibit E hereto.

          (d) The entities listed on Schedule A hereto will be the only subsidiaries, direct or indirect, of Holdings on the Closing Date. All of the outstanding shares of capital stock or other equity interests (including, without limitation, membership interests in limited liability companies) of each of the Designated Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, except for those of the Designated Subsidiaries that are New York corporations, as provided in Section 630 of the New York Business Corporation Law, are not subject to any preemptive or similar rights, except for those Designated Subsidiaries (other than Gilpin Realty Corp.) that are New York corporations, as provided in Section 622 of the New York Business Corporation Law, and are owned by Holdings, directly or indirectly, through one or more subsidiaries, free and clear of any Liens, except for the Liens to be created on the Closing Date by the Collateral Documents and the Securities Pledge Agreement.

          (e) This Agreement has been duly authorized, executed and delivered by Holdings.

          (f) The Indenture has been duly authorized by Holdings and, on the Closing Date, will have been validly executed and delivered by Holdings. When the Indenture has been duly executed and delivered by Holdings (assuming the due authorization and execution thereof by the Trustee), the Indenture will be a valid and binding obligation of Holdings, enforceable against Holdings in accordance with its terms, except as (A) the enforceability thereof may be limited by the effect of (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other or similar laws now in effect relating to or affecting the rights and remedies of creditors and (ii) general principles of equity, whether enforcement is considered in a proceeding at law or in equity, and the discretion of the court before which any proceeding therefor may be brought, (B) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability and (C) rights of indemnification may be limited by public policy considerations. On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the "TIA" or "Trust Indenture Act"), and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

          (g) The Notes have been duly authorized and, on the Closing Date, will have been validly executed and delivered by Holdings. When the Notes have been issued, executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, the Notes will be entitled to the benefits of the Indenture and will be valid and binding obligations of Holdings, enforceable against Holdings in accordance with their terms, except as (A) the enforceability thereof may be limited by the effect of
     (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws affecting the rights and remedies of creditors and
     (ii) general principles of equity, whether enforcement is considered in a proceeding at law or in equity, and the discretion of the court before which any proceeding therefor may be brought and (B) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

          (h) On the Closing Date, the Exchange Notes will have been duly authorized by Holdings. When the Exchange Notes are issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Exchange Notes will be entitled to the benefits of the Indenture and will be valid and binding obligations of Holdings, enforceable against Holdings in accordance with their terms, except as (A) the enforceability thereof may be limited by the effect of (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws affecting the rights and remedies of creditors and (ii) general principles of equity, whether enforcement is considered in a proceeding at law or in equity, and the discretion of the court before which any proceeding therefor may be brought and (B) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

          (i) The Warrant Agreement has been duly authorized by Holdings, and, on the Closing Date, will have been duly executed and delivered by Holdings. When the Warrant Agreement has been duly executed and delivered by Holdings, the Warrant Agreement will be a valid and binding obligation of Holdings, enforceable against Holdings in accordance with its terms, except as (A) the enforceability thereof may be limited by the effect of
     (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws affecting the rights and remedies of creditors and
     (ii) general principles of equity, whether enforcement is considered in a proceeding at law or in equity, and the discretion of the court before which any proceeding therefor may be brought and (B) the availability of equitable remedies may be limited by equitable principles of general applicability.

          (j) The Securities Pledge Agreement has been duly authorized by Holdings, and, on the Closing Date, will have been duly executed and delivered by Holdings. When the Securities Pledge Agreement has been duly executed and delivered, the Securities Pledge Agreement will (assuming the due authorization and execution by the other parties thereto) be a valid and binding obligation of Holdings, enforceable against Holdings in accordance with its terms, except as (A) the enforceability thereof may be limited by the effect of (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws affecting the rights and remedies of creditors and (ii) general principles of equity, whether enforcement is considered in a proceeding at law or in equity, and the discretion of the court before which any proceeding therefor may be brought and (B) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

          (k) The Registration Rights Agreement has been duly authorized by Holdings and, on the Closing Date, will have been duly executed and delivered by Holdings. When the Registration Rights Agreement has been duly executed and delivered, the Registration Rights Agreement will be a valid and binding obligation of Holdings, enforceable against Holdings in accordance with its terms, except as (A) the enforceability thereof may be limited by the effect of (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws affecting the rights and remedies of creditors and (ii) general principles of equity, whether enforcement is considered in a proceeding at law or in equity, and the discretion of the court before which any proceeding therefor may be brought, (B) the availability of equitable remedies may be limited by equitable principles of general applicability and (C) rights of indemnification and contribution may be limited by federal and state securities laws and public policy considerations.

          (l) The Warrants have been duly authorized by Holdings and when executed by Holdings in accordance with the provisions of the Warrant Agreement, and delivered and paid for by the Initial Purchasers, will be entitled to the benefits of the Warrant Agreement and will constitute valid and binding obligations of Holdings, enforceable against Holdings in accordance with their terms, except as (A) the enforceability thereof may be limited by the effect of (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws affecting the rights and remedies of creditors and (ii) general principles of equity, whether enforcement is considered in a proceeding at law or in equity, and the discretion of the court before which any proceeding therefor may be brought and (B) the availability of equitable remedies may be limited by equitable principles of general applicability.

          (m) When issued and paid for in accordance with the terms and conditions contained in the Warrant Agreement upon exercise of the Warrants, the Warrant Shares will be duly authorized, validly issued, fully paid and non-assessable and will not be subject to any preemptive or similar rights. The Warrant Shares have been duly reserved for issuance in accordance with the terms of the Warrants and the Warrant Agreement.

          (n) The Stockholders Agreement has been duly authorized by Holdings and, on the Closing Date, will have been duly authorized, executed and delivered by Holdings. When the Stockholders Agreement has been duly executed and delivered by all of the parties thereto, the Stockholders Agreement will be a valid and binding obligation of Holdings, enforceable against Holdings in accordance with its terms, except as (A) the enforceability thereof may be limited by the effect of (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws affecting the rights and remedies of creditors and (ii) general principles of equity, whether enforcement is considered in a proceeding at law or in equity, and the discretion of the court before which any proceeding therefor may be brought, (B) the availability of equitable remedies may be limited by equitable principles of general applicability and (C) rights of indemnification and contribution may be limited by federal and state securities laws and public policy considerations.

          (o) Neither Holdings nor any of the Designated Subsidiaries is (i) in violation of its respective charter, by-laws or other organizational document, (ii) to the best knowledge of Holdings after due inquiry, in violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, that is applicable to Holdings or any of the Designated Subsidiaries or (iii) to the best knowledge of Holdings after due inquiry, in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to Holdings and any of the Designated Subsidiaries, taken as a whole, to which Holdings or any of the Designated Subsidiaries is a party or by which Holdings or any of the Designated Subsidiaries or their respective property is bound (each, a "Contract" and collectively the "Contracts") that, in the case of clauses
     (i), (ii) and (iii) above, would be reasonably expected, in the aggregate, to have a Material Adverse Effect.

          (p) Holdings and Designated Subsidiaries, as applicable, have all requisite corporate power and authority to execute, deliver and perform each of its obligations, if any, under this Agreement and the other Operative Documents and to perform its obligations under the Asset Purchase Agreement.

          (q) The execution, delivery and performance of this Agreement and the other Operative Documents (other than the Securities and Warrant Shares) by Holdings and each of the Designated Subsidiaries which is a party thereto, the issuance, authentication, sale and delivery of the Securities and the Warrant Shares upon the exercise of the Warrants against payment therefor and compliance by Holdings and each of the Designated Subsidiaries with the terms thereof and the consummation of the transactions contemplated hereby and thereby (including, without limitation, consummation of the transactions contemplated by the Asset Purchase Agreement) will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as will have been obtained by the Closing Date, as may be required under the securities or Blue Sky laws of the various states or filings and recordings with certain governmental bodies to perfect Liens under the Collateral Documents and Securities Pledge Agreement), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter, by-laws or other organizational document of Holdings or any of the Designated Subsidiaries or any Contract to which Holdings or any of the Designated Subsidiaries is a party, (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over Holdings, any of the Designated Subsidiaries or their respective property,
     (iv) result in the imposition or creation of (or the obligation to create or impose) a Lien under any agreement or instrument to which Holdings or any of the Designated Subsidiaries is a party or by which Holdings or any of the Designated Subsidiaries or their respective property is bound (other than any Liens created by the Collateral Documents and Securities Pledge Agreement), or (v) result in the termination or revocation of any Authorization (as defined) of Holdings or any of the Designated Subsidiaries or result in any other impairment of the rights of the holder of any such Authorization, except insofar as any such violation, conflict, default, Lien, termination, revocation or impairment would not reasonably be expected to result in a Material Adverse Effect.

          (r) There are no legal or governmental proceedings pending or, to the best knowledge of Holdings after due inquiry, threatened to which Holdings or any of the Designated Subsidiaries is or could be a party or to which any of their respective property is or could be subject, which would reasonably be expected to result, singly or in the aggregate, in a Material Adverse Effect.

          (s) There is no (i) significant unfair labor practice complaint pending or threatened against Holdings or any of the Designated Subsidiaries nor, to the best knowledge of Holdings, threatened against any of them, before the National Labor Relations Board, any state or local labor relations board or any foreign labor relations board, (ii) significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against Holdings or any of the Designated Subsidiaries or, to the best knowledge of Holdings, threatened against Holdings or any of the Designated Subsidiaries and (iii) significant strike, labor dispute, slowdown or stoppage is pending against Holdings or any of the Designated Subsidiaries or threatened against Holdings or any of the Designated Subsidiaries, except in each case of clause (i), (ii) or (iii) such as would not result in a Material Adverse Effect. Neither Holdings nor any of the Designated Subsidiaries has violated any federal, state or local law or foreign law relating to discrimination in hiring, promotion or pay of employees, nor any applicable wage or hour laws, which would result in a Material Adverse Effect.

          (t) In the ordinary course of business, Holdings and the Designated Subsidiaries conduct a periodic review of the effect of Environmental Laws (as defined) on the business, operations and properties of Holdings and the Designated Subsidiaries, taken as a whole in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, capital and operating expenditures required for response and corrective actions, closure of properties, permits, licenses and approvals, related constraints on operating activities and all potential liabilities to third parties). On the basis of such review, except as set forth in the Offering Memorandum, Holdings has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect. Except as described in the Offering Memorandum, to the knowledge of Holdings, Holdings and the Designated Subsidiaries are in compliance with all applicable existing Environmental Laws, except for such instances of non-compliance which would not have a Material Adverse Effect or which are being contested in good faith by appropriate proceedings by Holdings or the Designated Subsidiaries affected thereby. For the purposes of this Agreement, "Environmental Laws" means any Federal, state and local laws, rules or regulations, any orders, decrees, judgments or injunctions and the common law relating to pollution or protection of human health, safety or the environment, including, without limitation, ambient air, indoor air, soil, surface water, ground water, wetlands, land or subsurface strata to which Holdings or the Designated Subsidiaries are subject, including, without limitation, those relating to releases or threatened releases of Hazardous Materials into the environment, or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials. For the purposes of this Agreement, "Hazardous Material" shall mean any pollutant, contaminant, toxic, hazardous or extremely hazardous substance, constituent or waste, or any other constituent, waste, material, compound or substance (including, without limitation, petroleum including crude oil and any fraction thereof, or any petroleum product), subject to regulation under any Environmental Law.

          (u) Each of Holdings and the Designated Subsidiaries has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an "Authorization") of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a Material Adverse Effect. Each such Authorization is valid and in full force and effect and each of Holdings and the Designated Subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; and such Authorizations contain no restrictions that are burdensome to Holdings and the Designated Subsidiaries taken as a whole, except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, in the aggregate, have a Material Adverse Effect.

          (v) The accountants Arthur Andersen LLP, Holtz Rubenstein & Co., LLP and Ernst & Young LLP have each certified certain of the financial statements, the related notes and supporting schedules included in the Preliminary Offering Memorandum and the Offering Memorandum. Arthur Andersen LLP are, and Holtz Rubenstein & Co., LLP were, independent public accountants with respect to the Company and the other Designated Subsidiaries, as required by the Act and the Exchange Act. To the knowledge of Holdings, Ernst & Young LLP are independ-ent public accountants with respect to the Berlin-Gorham Mills, as required by the Act and the Exchange Act. The unaudited consolidated historical financial statements, together with related schedules and notes, set forth in the Preliminary Offering Memorandum and the Offering Memorandum comply as to form in all material respects, with the requirements applicable to registration statements on Form S-1 under the Act.

          (w) The historical financial statements of the Company and its subsidiaries together with related schedules and notes forming part of the Offering Memorandum (and any amendment or supplement thereto), present fairly, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and its subsidiaries on the basis stated in the Offering Memorandum at the respective dates or for the respective periods to which they apply and such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as otherwise disclosed therein; and the other financial and statistical information and data pertaining to the Company and its subsidiaries set forth in the Offering Memorandum (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company (except as otherwise noted therein or in the Offering Memorandum).

          (x) The pro forma financial statements, and the related notes, included in the Offering Memorandum have been prepared on a basis consistent with the historical financial statements of the Company and its subsidiaries and give effect to assumptions used in the preparation thereof on a reasonable basis and in good faith and present fairly, in all material respects, the historical and proposed transactions contemplated by the Offering Memorandum; and such pro forma financial statements comply as to form, in all material respects, with the requirements applicable to pro forma financial statements included in registration statements on Form S-1 under the Act. The other pro forma financial and statistical information and data included in the Offering Memorandum are, in all material respects, accurately presented and prepared on a basis consistent with the pro forma financial statements.

          (y) The statistical and market-related data included in the Offering Memorandum are based on or derived from sources which Holdings believes to be reliable and accurate.

          (z) The execution and delivery of this Agreement, the other Operative Documents and the sale of the Securities will not involve any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Internal Reve-nue Code of 1986, as amended. The representation made by Holdings in the preceding sentence is made solely in reliance upon and subject to the accuracy of, and compliance with, the representations and covenants made or deemed made by the prospective investors as set forth in the Offering Memorandum under "Notices to Investors."

          (aa) Neither Holdings nor any Designated Subsidiaries is and, after giving effect to the offering and sale of the Securities and the application of the net proceeds thereof as described in the Offering Memorandum, neither Holdings nor any Designated Subsidiaries will be, an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

          (bb) The present fair salable value of the assets of Holdings and the Designated Subsidiaries exceeds the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including the maximum amount of liability that may be reasonably expected to result from contingent liabilities) of each such person as they become absolute and matured. The assets of each of Holdings and the Designated Subsidiaries do not constitute unreasonably small capital to carry out such person's businesses as conducted or as proposed to be conducted. Holdings and the Designated Subsidiaries do not intend to, nor do any of them believe that they will, incur debts beyond their ability to pay such debts as they mature. Upon the issuance of the Securities and the consummation of the other transactions contemplated in the Offering Memorandum, the present fair salable value of the assets of each of Holdings and the Designated Subsidiaries will exceed the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including the maximum amount of liability that may reasonably be expected to result from contingent liabilities) of each such person as they become absolute and matured. The assets of each of Holdings and the Designated Subsidiaries, upon the issuance of the Securities and the consummation of the other transactions contemplated in the Offering Memorandum, will not constitute unreasonably small capital to carry out such person's business as now conducted, including the capital needs of each of Holdings and the Designated Subsidiaries, taking into account the projected capital requirements and capital availability of each of Holdings and the Designated Subsidiaries.

          (cc) Except for the Operative Documents, there are no contracts, agreements or understandings between Holdings or any of the Designated Subsidiaries and any person granting such person the right to require Holdings or any of the Designated Subsidiaries to file a registration statement under the Act with respect to any securities of Holdings or any of the Designated Subsidiaries or to require Hold-ings or any of the Designated Subsidiaries to include such securities with Notes registered pursuant to any Registration Statement.

          (dd) Neither Holdings nor any Designated Subsidiaries nor any agent thereof acting on the behalf of them has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of Securities to violate Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.

          (ee) Since the respective dates as of which information is given in the Offering Memorandum, other than as set forth in the Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there has not occurred any material adverse change or any development involving a prospective material adverse change in the condition (financial or otherwise), earnings, business, management or operations of Holdings and its subsidiaries, taken as a whole, (ii) there has not been any material adverse change or any development involving a prospective material adverse change in the capital stock or in the long-term debt of Holdings or any of its subsidiaries and (iii) neither Holdings nor any of its subsidiaries has incurred any material liability or obligation, direct or contingent, which is material to Holdings and its subsidiaries taken as a whole.

          (ff) Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its date, contains all the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Act.

          (gg) When the Securities are issued and delivered pursuant to this Agreement and the Warrant Shares are issued upon exercise of the Warrants, neither the Securities nor Warrant Shares will be of the same class (within the meaning of Rule 144A under the Act) as any security of Holdings or the Designated Subsidiaries that is listed on a national securities exchange registered under Section 6 of the Exchange Act or that is quoted in a United States automated inter-dealer quotation system.

          (hh) No form of general solicitation or general advertising (as defined in Regulation D under the Act) was used by Holdings, the Designated Subsidiaries or any of their respective representatives (other than the Initial Purchasers, as to which Holdings and the Designated Subsidiaries make no representation) in connection with the offer and sale of the Securities contemplated hereby, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class as the Securities have been issued and sold by Holdings within the six-month period immediately prior to the date hereof.

          (ii) Prior to the effectiveness of any Registration Statement, the Indenture is not required to be qualified under the TIA.

          (jj) None of Holdings, Designated Subsidiaries nor any of their respective affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to which Holdings and Designated Subsidiaries make no representation) has engaged or will engage in any directed selling efforts within the meaning of Regulation S under the Act ("Regulation S") with respect to the Securities.

          (kk) The Securities offered and sold in reliance on Regulation S have been and will be offered and sold only in offshore transactions.

          (ll) The sale of the Securities pursuant to Regulation S is not part of a plan or scheme to evade the registration provisions of the Act.

          (mm) No registration under the Act of the Securities is required for the sale of the Securities to the Initial Purchasers as contemplated hereby or for the Exempt Resales, assuming the accuracy of the Initial Purchasers' representations and warranties and agreements set forth in Section 7 hereof.

          (nn) No "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Act, (i) has imposed (or has informed Holdings or any Designated Subsidiary that it is considering imposing) any condition on Holdings or any Designated Subsidiary retaining any rating assigned to Holdings, any Designated Subsidiary or any securities of Holdings or any Designated Subsidiary or
     (ii) has indicated to Holdings or any Designated Subsidiary that it is considering (a) the downgrading, suspension or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (b) any change in the outlook for any rating of Holdings or any Designated Subsidiary or any securities of Holdings or any Designated Subsidiary.

          (oo) Each certificate signed by any officer of Holdings or any Designated Subsidiary and delivered to the Initial Purchasers or counsel for the Initial Purchasers shall be deemed to be a representation and warranty by Holdings or such Designated Subsidiary to the Initial Purchasers as to the matters covered thereby.

          (pp) Holdings and each Designated Subsidiary has good and marketable title in fee simple to all real property it purports to own, including, without limita-tion, all Mortgaged Property (as defined in the Notes Indenture) and good and legal title to all personal property it purports to own, whether owned, leased or licensed, including, without limitation, all Collateral (as defined in the Notes Indenture) owned by them which is material to the business of Holdings and its subsidiaries, taken as a whole, and described in the Offering Memorandum, in each case free and clear of all Liens, except (i) such as are described in the Offering Memorandum, (ii) such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by Holdings and its subsidiaries and (iii) Liens permitted by the Notes Indenture, Collateral Documents and Securities Pledge Agreement; and any real property, including, without limitation, all Mortgaged Property personal property, including, without limitation, all Pledged Collateral and buildings held under lease by Holdings and each Designated Subsidiary are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such real property, personal property and buildings by Holdings and each Designated Subsidiary, in each case except as described in the Offering Memorandum.

          (qq) Holdings and each Designated Subsidiary owns or possesses, or has the right to use, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names ("intellectual property") currently employed by them in connection with the business now operated by them except where the failure to own or possess or otherwise be able to acquire or use such intellectual property would not, singly or in the aggregate, have a Material Adverse Effect; and neither Holdings nor any of the Designated Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of such intellectual property which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

          (rr) Holdings and each Designated Subsidiary will carry or are covered by insurance issued by insurers of recognized financial responsibility in such amounts and covering such risks for the conduct of its business and the value of their properties as is customary for companies engaged in similar businesses in the areas in which such business is located and, in the case of its properties, as would be maintained by a prudent operator of properties similar in use and configuration to such properties and located in the locality where such properties are located; and neither Holdings nor any of the Designated Subsidiaries (i) has received notice from any insurer or agent of such insurer that substantial capital improvements or other material expenditures will have to be made in order to continue such insurance or (ii) has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that would not have a Material Adverse Effect.

          (ss) Except as disclosed in the Offering Memorandum, no relationship, direct or indirect, exists between or among Holdings or any of its subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of Holdings or any of its subsidiaries on the other hand, which would be required by the Act to be described in the Offering Memorandum if the Offering Memorandum were a prospectus included in a registration statement on Form S-1 filed with the Commission.

          (tt) Except as disclosed in the Offering Memorandum, Holdings and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (uu) All material tax returns required to be filed by Holdings and each of the Designated Subsidiaries in any jurisdiction have been filed, other than those filings or failures to have filed being contested in good faith, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by Holdings or any of its subsidiaries have been paid or provided for, other than those being contested in good faith and for which adequate reserves have been provided.

          (vv) To the knowledge of Holdings and the Designated Subsidiaries, no action has been taken and no law, statute, rule or regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the execution, delivery and performance of any of the Operative Documents, the issuance of the Securities or the issuance of the Warrant Shares upon exercise of the Warrants, or suspends the sale of the Securities or the issuance of the Warrant Shares upon exercise of the Warrants in any jurisdiction referred to in Section 5(e); and no injunction, restraining order or other order or relief of any nature by a federal or state court or other tribunal of competent jurisdiction has been issued with respect to Holdings or the Designated Subsidiaries which would prevent or suspend the issuance or sale of Securities or the issuance of the Warrant Shares upon exercise of the Warrants in any jurisdiction referred to in Section 5(e).

          (ww) The Securities Pledge Agreement, once executed and delivered, will create, in favor of the Trustee for the benefit of the Trustee and the holders of the Securities, a valid and enforceable, and upon filing or recording with the appropriate governmental authorities (including payment of the appropriate filing or recording fees and any applicable taxes) and delivery of the applicable documents to Trustee, including, without limitation, the certificates representing the outstanding capital stock of the Company, the Trustee will have a perfected security interest in and Lien upon all of the Pledged Securities (as defined in the Securities Pledge Agreement), and subject to no other Liens except for Liens expressly permitted to exist on such Pledged Securities by the terms of the Securities Pledge Agreement. (A) The enforceability of the obligations of Holdings under the Securities Pledge Agreement may be limited by the effect of (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws affecting the rights and remedies of creditors and (ii) general principles of equity, whether enforcement is considered in a proceeding at law or in equity, and the discretion of the court before which any proceeding therefor may be brought, and (B) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

          (xx) Holdings and each of the Designated Subsidiaries have reviewed its respective operations and that of its respective subsidiaries to evaluate the extent to which the business or operations of it or its subsidiaries will be affected by the Year 2000 Problem (that is, any significant risk that computer hardware or software applications used by such person and its respective subsidiaries will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or times periods occurring prior to January 1, 2000); as a result of such review, Holdings and each of Designated Subsidiaries do not believe, except as disclosed in the Offering Memorandum, that (A) there are any issues related to this preparedness to address the Year 2000 Problem that are of a character required to be described or referred to in the Offering Memorandum which have not been accurately described in the Offering Memorandum and (B) the Year 2000 Problem will have a Material Adverse Effect.

          (yy) Holdings has delivered to counsel for the Initial Purchasers a true and correct copy of the Asset Purchase Agreement, together with all related agreements and all schedules and exhibits thereto, and there shall have been no material amendments, alterations, modifications or waivers of any of the provisions of any such documents since their respective dates of execution, other than any such amendments, alterations, modifications and waivers as to which the Initial Purchasers has been advised in writing and which would be required to be disclosed in the Offering Memorandum. To the best knowledge of Holdings, there exists no event or condition which would constitute a default or an event of default under the Asset Purchase Agreement or such ancillary agreements which would result in a Material Adverse Effect or materially adversely affect the ability of the Company or Pulp & Paper of America LLC to consummate the transactions contemplated thereby.

     Holdings and the Designated Subsidiaries acknowledge that the Initial Purchasers and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and hereby consent to such reliance.

     7. Initial Purchasers' Representations and Warranties. Each Initial Purchaser represents and warrants to, and agrees with, Holdings and the Designated Subsidiaries that:

          (a) Such Initial Purchaser is either a QIB or a Regulation S Purchaser or an institutional Accredited Investor, in any case, with such knowledge and experience in financial and business matters as is necessary in order to evaluate the merits and risks of an investment in the Securities.

          (b) Such Initial Purchaser (A) is not acquiring the Securities with a view to any distribution thereof or with any present intention of offering or selling any of the Securities in a transaction that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction and (B) will be reoffering and reselling the Securities only (x) to QIBs in reliance on the exemption from the registration requirements of the Act provided by Rule 144A, (y) to Regulation S Purchasers in offshore transactions in reliance upon Regulation S under the Act, and (z) to a limited number of institutional Accredited Investors that prior to their purchase of the Securities deliver to the Initial Purchasers a letter containing representations and agreements satisfactory to the Initial Purchasers.

          (c) Such Initial Purchaser agrees that no form of general solicitation or general advertising (within the meaning of Regulation D under the Act) has been or will be used by such Initial Purchaser or any of its representatives in connection with the offer and sale of the Securities pursuant hereto, including, but not limited to, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

          (d) Such Initial Purchaser agrees that, in connection with Exempt Resales, such Initial Purchaser will solicit offers to buy the Securities only from, and will offer to sell the Securities only to, Eligible Purchasers. It further agrees that it will offer to sell the Securities only to, and will solicit offers to buy the Securities only from (A) Eligible Purchasers that such Initial Purchaser reasonably believes are QIBs or institutional Accredited Investors and (B) Regulation S Purchasers, in each case, that agree that
     (x) the Securities purchased by them may be resold, pledged or otherwise transferred within the time period referred to under Rule 144(k) (taking into account the provisions of Rule 144(d) under the Act, if applicable) under the Act, as in effect on the date of the transfer of such Securities, only (I) to Holdings or any of its subsidiaries, (II) to a person whom the seller reasonably believes is a QIB purchasing for its own account or for the account of a QIB in a transaction meeting the requirements of Rule 144A under the Act, (III) in an offshore transaction (as defined in Rule 902 under the Act) meeting the requirements of Rule 904 of the Act, (IV) in a transaction meeting the requirements of Rule 144 under the Act, (V) in accordance with another exemption from the registration requirements of the Act (and based upon an opinion of counsel acceptable to Holdings), (VI) to an institutional Accredited Investor that, prior to such transfer, furnishes to the Trustee, a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Securities or (VII) pursuant to an effective registration statement and, in each case, in accordance with the applicable securities laws of any state of the United States or any other applicable jurisdiction and (y) they will deliver to each person to whom such Securities or an interest therein is transferred a notice substantially to the effect of the foregoing.

          (e) None of such Initial Purchaser nor any of its affiliates or any person acting on its or their behalf has engaged or will engage in any directed selling efforts within the meaning of Regulation S with respect to the Securities.

          (f) The Securities offered and sold by such Initial Purchaser pursuant hereto in reliance on Regulation S have been and will be offered and sold only in offshore transactions.

          (g) The sale of the Securities offered and sold by such Initial Purchasers pursuant hereto in reliance on Regulation S is not part of a plan or scheme to evade the registration provisions of the Act.

          (h) Such Initial Purchaser agrees that it will not offer, sell or deliver any of the Securities in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Securities in such jurisdictions. Such Initial Purchaser understands that no action has been taken to permit a public offering in any jurisdiction outside the United States where action would be required for such purpose.

          (i) Such Initial Purchaser acknowledges that Holdings and the Designated Subsidiaries and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 9 hereof, counsel to Holdings and the Designated Subsidiaries and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and the Initial Purchasers hereby consents to such reliance.

     8. Indemnification.

     (a) Holdings agrees to indemnify and hold harmless the Initial Purchasers, their directors, their officers and each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) any of the Initial Purchasers, from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum (or any amendment or supplement thereto), the Preliminary Offering Memorandum or any Rule 144A Information provided by Holdings or any of its subsidiaries to any holder or prospective purchaser of Securities pursuant to Section 5(h) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Company Notes Purchaser furnished in writing to Holdings by such Company Notes Purchaser expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum; provided that with respect to any such untrue statement in or omission from the Preliminary Offering Memorandum, the indemnity agreement contained in this
Section 8(a) shall not inure to the benefit of the Initial Purchasers or any other person indemnified under this Section 8(a) to the extent that any such loss, claim, damage, liability or judgment results from the fact that both (A) a copy of the Offering Memorandum was not sent or given to such person at or prior to the written confirmation of the sale of Securities to such person and (B) the untrue statement in or omission from the Preliminary Offering Memorandum was corrected in the Offering Memorandum, unless, in either case, such failure to deliver the Offering Memorandum was a result of non-compliance by Holdings with
Section 5(b).

     (b) [Intentionally Omitted]

     (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 8(a) (the "indemnified party"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred. Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party) (and except in the case of clause (ii) hereof, such counsel shall be reasonably satisfactory to the indemnifying party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by DLJ Merchant Banking Partners, L.P. The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than twenty business days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request. Except as set forth in the immediately preceding sentence, the indemnifying party shall not be liable for any settlement entered into by an indemnified party without the prior written consent, which consent shall not be unreasonably withheld, of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

     (d) To the extent the indemnification provided for in this Section 8 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by Holdings, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of Holdings, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by Holdings, on the one hand, and the Initial Purchasers, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities (before deducting expenses) received by Holdings, and the total discounts and commissions received by the Initial Purchasers bear to the total price to investors of the Securities, in each case as set forth in the table on the cover page of the Offering Memorandum. The relative fault of Holdings, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Holdings, on the one hand, or the Initial Purchasers, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     Holdings and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with investigating or defending any matter, including any action, that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 8, the Initial Purchasers shall not be required to contribute any amount in excess of the amount by which the total price of the Securities purchased by it were sold to investors in Exempt Resales exceeds the amount of any damages which the Initial Purchasers has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (e) The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

     9. Conditions of Initial Purchasers' Obligations. The obligations of the Initial Purchasers to purchase the Securities under this Agreement are subject to the satisfaction of each of the following conditions:

          (a) All the representations and warranties of Holdings contained in this Agreement shall be true and correct in all material respects on the Closing Date after giving effect to the Transactions, with the same force and effect as if made on and as of the Closing Date.

          (b) On or after the date hereof, (i) there shall not have occurred any downgrading, suspension or withdrawal of, nor shall any notice have been given of any potential or intended downgrading, suspension or withdrawal of, or of any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any rating of Holdings or any Designated Subsidiary or any securities of Holdings or any Designated Subsidiary (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act and (ii) there shall not have occurred any change, nor shall any notice have been given of any potential or intended change, in the outlook for the rating of Holdings or any Designated Subsidiary or any securities of Holdings or any Designated Subsidiary by any such rating organization

          (c) The Initial Purchasers shall have received on the Closing Date a certificate dated the Closing Date, signed by the President and the Chief Financial Officer of Holdings, confirming the matters set forth in Sections 9(a), 9(b) and 9(d).

          (d) [Intentionally omitted.]

          (e) The Initial Purchasers shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Initial Purchasers), dated the Closing Date, of Mandel & Resnik P.C., counsel for Holdings and the Designated Subsidiaries, to the effect that:

               (i) each of Holdings and the Designated Subsidiaries has been duly organized, is validly existing as a corporation or limited liability company in good standing under the laws of its jurisdiction of organization and has the requisite power and authority to carry on its business as described in the Offering Memorandum and to own, lease, license and operate its properties;

               (ii) each of Holdings and the Designated Subsidiaries is duly qualified and is in good standing as a foreign corporation or limited liability company, as applicable, authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect;

               (iii) all the outstanding shares of capital stock of Holdings have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights and are free and clear of any Liens created by it;

               (iv) all of the outstanding shares of capital stock or other equity interests (including, without limitation, membership interests in limited liability companies) of each of the Designated Subsidiaries has been duly authorized and validly issued and are fully paid and non-assessable, except, in the case of those guarantors of the Company Notes that are New York corporations, as provided in Section 630 of the New York Business Corporation Law, are not subject to any preemptive or similar rights, except, in the case of the Designated Subsidiaries (other than Gilpin Realty Corp.) that are New York corporations, as provided in Section 622 of the New York Business Corporation Law; and are owned by Holdings free and clear of any Liens, except for Liens to be created on the Closing Date by the Securities Pledge Agreement;

               (v) the Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of Holdings, enforceable against Holdings in accordance with their terms;

               (vi) the Indenture has been duly authorized, executed and delivered by Holdings and is a valid and binding obligation of Holdings, enforceable against Holdings in accordance with its terms;

               (vii) this Agreement has been duly authorized, executed and delivered by Holdings;

               (viii) the Securities Pledge Agreement has been duly authorized, executed and delivered by Holdings and the Securities Pledge Agreement constitutes a valid and binding obligation of Holdings, enforceable against Holdings in accordance with its terms;

               (ix) the Registration Rights Agreement has been duly authorized, executed and delivered by Holdings and is a valid and binding obligation of Holdings, enforceable against Holdings in accordance with its terms;

               (x) the Exchange Notes have been duly authorized by Holdings, and when issued, executed and authenticated in accordance with the terms of the Registration Rights Agreement, the Exchange Offer and the Indenture, will be entitled to the benefits of the Indenture and will be valid and binding obligations of Holdings, enforceable against Holdings in accordance with their terms;

               (xi) the Warrant Agreement has been duly authorized, executed and delivered by Holdings and constitutes a valid and legally binding agreement of Holdings, enforceable against Holdings in accordance with its terms;

               (xii) the Warrants have been duly and validly authorized, executed and delivered by Holdings and constitute valid and binding obligations of Holdings enforceable in accordance with their terms;

               (xiii) when issued and paid for in accordance with the terms and conditions in the Warrant Agreement upon exercise of the Warrants, the Warrant Shares will be duly authorized, validly issued, fully paid and non-assessable and will not be subject to any preemptive or similar rights. The Warrant Shares have been duly reserved for issuance in accordance with the terms of the Warrants and the Warrant Agreement;

               (xiv) the Stockholders Agreement has been duly authorized, executed and delivered by Holdings and constitutes a valid and legally binding agreement of Holdings, enforceable against Holdings in accordance with its terms;

               (xv) the statements under the captions "Description of Notes" and "Plan of Distribution" in the Offering Memorandum, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present in all material respects such legal matters, documents and proceedings;

               (xvi) such counsel is of the opinion ascribed to it in the Offering Memorandum under the caption "Certain United States Federal Income Tax Considerations";

               (xvii) to the best of such counsel's knowledge after due inquiry, neither Holdings nor any of the Designated Subsidiaries is in violation of its respective charter, by-laws or other organizational document and, to the best of such counsel's knowledge after due inquiry, neither the Company nor any of its subsidiaries is (i) in violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, that is applicable to Holdings nor any of the Designated Subsidiaries or (ii) except as disclosed in the Offering Memorandum, in default in the performance of any obligation, agreement, covenant or condition contained in any Contract that in the case of clauses (i) and (ii) would have a Material Adverse Effect;

               (xviii) Holdings and the Designated Subsidiaries, as applicable, has the requisite corporate power and authority to execute, deliver and perform each of its obligations under this Agreement and the other Operative Documents;

               (xix) to the best of such counsel's knowledge after due inquiry, the execution, delivery and performance of this Agreement and the other Operative Documents (other than Securities and Warrant Shares) by Holdings and each of the Designated Subsidiaries a party thereto, the issuance, authentication, sale and delivery of the Securities and the Warrant Shares upon the exercise of the Warrants and compliance by Holdings and each of the Designated Subsidiaries with terms thereof and the consummation of the transactions contemplated hereby and thereby (including, without limitation, consummation of the transactions contemplated by the Asset Purchase Agreement) will not, as of the date hereof (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as have been obtained, as may be required under any applicable federal or state securities law or filings and recordings with certain government bodies to perfect Liens under the Collateral Documents and the Securities Pledge Agreement), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter, by-laws or other organizational document of Holdings or any Designated Subsidiaries or any Contract to which Holdings or any Designated Subsidiary is a party, (iii) violate any existing applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over Holdings, any of the Designated Subsidiaries or their respective property, (iv) result in the imposition or creation of (or the obligation to create or impose) a Lien under, any agreement or instrument to which Holdings or any of the Designated Subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound (other than any Liens created by the Notes Indenture, the Collateral Documents and the Securities Pledge Agreement), or (v) result in the termination or revocation of any Authorization of Holdings or any of the Designated Subsidiaries or result in any other impairment of the rights of the holder of any such Authorization, except insofar as any such violation, conflict, default, Liens, termination, revocation or impairment would not reasonably be expected to result in a Material Adverse Effect; provided that counsel's opinion in this paragraph need not address any impact Holdings or any of the Designated Subsidiaries' actions may have under any financial covenants or tests in the Contracts specified in clause (ii) above, any consequences a default by Holdings under the Purchase Agreement, the Registration Rights Agreement, the Warrant Agreement or the Indenture may have under any Contract specified in clause (ii) above, or any cross-default provisions in the Contracts specified in the clause (ii) above;

               (xx) to the knowledge of such counsel, there is no pending or threatened action, suit or proceeding before any court or other governmental authority to which Holdings or any Designated Subsidiary is a party that is required to be disclosed in the Offering Memorandum and which is not adequately disclosed therein;

               (xxi) to the best of such counsel's knowledge after due inquiry, each of Holdings and the Designated Subsidiaries has such Authorizations of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a Material Adverse Effect. Each such Authorization is valid and in full force and effect and each of Holdings and its subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and to the best of such counsel's knowledge after due inquiry, no event has occurred (including the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; and to the best of such counsel's knowledge after due inquiry, such Authorizations contain no restrictions that are burdensome to Holdings and the Designated Subsidiaries taken as a whole; except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a Material Adverse Effect;

               (xxii) to the best of such counsel's knowledge after due inquiry, neither Holdings nor any Designated Subsidiary is and, after giving effect to the offering and sale of the Securities and the application of the net proceeds thereof as described in the Offering Memorandum, neither Holdings nor any Designated Subsidiary will be, an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended;

               (xxiii) to the best of such counsel's knowledge after due inquiry, there are no contracts, agreements or understandings between Holdings or any Designated Subsidiary and any person granting such person the right to require Holdings or such Designated Subsidiary to file a registration statement under the Act with respect to any securities of Holdings or to require Holdings to include such securities with the Notes or Warrants registered pursuant to any Registration Statement, except as provided in the Operative Documents;

               (xxiv) assuming the proceeds from the issuance of the Securities are applied as provided in the Offering Memorandum, neither the consummation of the transactions contemplated by this Agreement nor the sale, issuance, execution or delivery of the Securities, nor the application of the proceeds therefrom (applied as described in the Offering Memorandum under the caption "Use of Proceeds"), will violate Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System;

               (xxv) each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its date (except for the financial statements and the notes thereto and other financial and accounting data included therein, as to which no opinion need be expressed), complied in all material respects with the informational requirements specified in and meeting the requirements of Rule 144A(d)(4) under the Act;

               (xxvi) the Indenture complies in all material respects to the requirements of the TIA, and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder. It is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers in the manner contemplated by this Agreement or in connection with the Exempt Resales to qualify the Indenture under the TIA;

               (xxvii) assuming the accuracy of and compliance with the representations and warranties and agreements of Holdings and the Initial Purchasers in the Purchase Agreement, no registration under the Act of the Securities is required for the sale of the Securities to the Initial Purchasers as contemplated by this Agreement or for the Exempt Resales assuming the accuracy of, and compliance with, the Initial Purchasers' representations and agreements contained in
          Section 7 of this Agreement;

               (xxviii) to the best of such counsel's knowledge after due inquiry, except as disclosed in the Offering Memorandum, no relationship, direct or indirect, exists between or among Holdings or any of its subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of Holdings or any of its subsidiaries on the other hand, which would be required by the Act to be described in the Offering Memorandum if the Offering Memorandum were a prospectus included in a registration statement on Form S-1 filed with the Commission;

               (xxix) after giving effect to the delivery of the certificates representing the Pledged Shares (as defined in the Securities Pledge Agreement) listed on Schedule 1 to the Securities Pledge Agreement, together with undated stock powers, duly endorsed in blank, and assuming the continued possession and control by the Trustee of such Pledged Shares in the State of New York, the security interest created in favor of the Trustee under the Securities Pledge Agreement constitutes a valid and perfected security interest in such Pledged Shares in favor of the Trustee, and no filings or recordings in the State of New York under the UCC as in effect in the State of New York ("UCC") are required to perfect (or maintain perfection of) such security interests so long as such Pledged Shares continue to be "certificated securities" as defined in the UCC;

               (xxx) the execution, delivery, filing, recordation and performance by Holdings of the Operative Documents to which it is a party do not, and the payment of the indebtedness evidenced by the Notes will not, result in any violation of the law of the United States or New York State, or any rule or regulation thereunder;

               (xxxi) the Trustee is permitted under the laws of New York State, without naming all of the Initial Purchasers in the applicable legal proceeding, to apply to a court of competent jurisdiction to seek to exercise remedies under the applicable Operative Documents in respect of any of the Collateral in its own name, as collateral agent for the Initial Purchasers;

               (xxxii) no taxes or other charges, including, without limitation, intangible or documentary stamp taxes, mortgage or recording taxes, transfer taxes or similar charges, are payable to New York State on account of the execution and delivery of the Operative Documents or the creation of the indebtedness evidenced or secured by any of the Operative Documents or the filing of the Securities Pledge Agreement, except for nominal filing or recording fees; and

               (xxxiii) the transfer of all or any portion of the Collateral in connection with the exercise of any remedy under the Securities Pledge Agreement, including, without limitation, by way of judicial foreclosure, will not restrict, affect or impair the liability of Holdings with respect to the indebtedness secured thereby or the beneficiary's rights or remedies to the foreclosure or enforcement of any other security interest or liens securing such indebtedness.

          In addition, such counsel shall state that it has participated in conferences with directors and other representatives of Holdings and the Designated Subsidiaries, representatives of the independent certified public accountants for Holdings and the Designated Subsidiaries, the Initial Purchasers and its representatives and counsel, at which the contents of the Offering Memorandum and related matters were discussed and, although such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Offering Memorandum and has not made any independent check or verification thereof (other than as expressly described in paragraphs (xv) and (xvi) above), during the course of such participation (relying as to materiality to the extent they have deemed appropriate upon the statements of officers and other representatives of Holdings and the Designated Subsidiaries), no facts came to such counsel's attention that caused such counsel to believe that the Offering Memorandum, as of its date or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no belief with respect to the financial statements, including the notes thereto, pro forma financial statements and other financial and statistical data included in the Offering Memorandum.

          In rendering such opinion, counsel for Holdings and the Designated Subsidiaries will opine only as to the Delaware General Corporation Law, the laws of the State of New York and the federal laws of the United States. Such counsel will be permitted to except from its opinions with respect to enforceability: (A) the effect of bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (B) the effect of general equitable principles, whether such enforceability is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (C) that rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;
     (D) with respect to the Registration Rights Agreement, rights of indemnification and contribution may be limited by federal and state securities laws and public policy considerations; (E) the unenforceability of any provision requiring the payment of attorney's fees (except to the extent that a court determines such fees to be reasonable) or liquidated damages; (F) compliance with laws relating to permissible rates of interest; and (G) the application by a court of competent jurisdiction of principles of due process and public policy considerations may limit or restrict certain right and remedies provided for in Indenture. In determining whether any matters would have a Material Adverse Effect, such counsel may rely on statements of officers and responsible employees and consultants of Holdings and/or the Designated Subsidiaries without independently attempting to verify the accuracy of such statements.

          The opinion of Mandel & Resnik P.C. described in this Section 9(e) shall be rendered to you and the Trustee at the request of Holdings and shall so state therein.

          (f) The Initial Purchasers shall have received on the Closing Date an opinion, dated the Closing Date, of Cahill Gordon & Reindel, counsel for the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers.

          (g) The Initial Purchasers shall have received, on or prior to the Closing Date, letters in form and substance reasonably satisfactory to the Initial Purchasers from each of Arthur Andersen LLP, Ernst & Young LLP and Holtz Rubenstein & Co., LLP, independent public accountants, containing the information and statements of the type ordinarily included in accountants' "comfort letters" to the Initial Purchasers with respect to the applicable financial statements and certain financial information contained in the Offering Memorandum.

          (h) The Notes shall have been approved by the NASD for trading and duly listed in PORTAL.

          (i) Holdings and the Trustee shall have executed the Indenture and the Initial Purchasers shall have received an original copy thereof, duly executed by Holdings and the Trustee.

          (j) Holdings shall have executed the Registration Rights Agreement, Warrant Agreement and Securities Pledge Agreement and the Initial Purchasers shall have received an original copy of each thereof, duly executed by Holdings.

          (k) Holdings shall have executed the Warrants and each Initial Purchaser shall have received an original copy thereof, duly executed by Holdings.

          (l) Holdings shall have executed the Stockholders Agreement and each Initial Purchaser shall have received an original copy thereof, duly executed by Holdings and each of the other parties thereto.

          (m) Holdings and the Designated Subsidiaries shall not have failed at or prior to the Closing Date to perform or comply in any material respect with any of the agreements herein contained and required to be performed or complied with by Holdings and the Designated Subsidiaries at or prior to the Closing Date.

          (n) The Notes shall have been duly executed and delivered by Holdings and duly authenticated by the Trustee.

          (o) The consummation of the transactions contemplated by the Asset Purchase Agreement shall occur on the Closing Date.

          (p) On the Closing Date, all related party debt of the Company and its subsidiaries shall have been assumed by a newly formed indirect parent company of the Company, Super American Tissue Inc. ("Super American Tissue"), as described in the Offering Memorandum, and the terms and conditions of such assumed debt shall be reasonably satisfactory to the Initial Purchasers in all respects.

          (q) On the Closing Date, the Company shall have consummated the sale of $165,000,000 of its 12 1/2% Senior Secured Notes due 2006 and Super American Tissue Inc. shall have contributed as equity $5.0 million in cash to Holdings, in each case as described in the Offering Memorandum, and the terms and conditions of such investments shall be reasonably satisfactory to the Initial Purchasers in all respects.

          (r) Holdings shall have paid to Donaldson, Lufkin & Jenrette Securities Corporation a fee of 2.75% of the gross proceeds of the Securities.

          (s) On the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such further documents, opinions, certificates and schedules or instruments relating to the business, corporate, legal and financial affairs of Holdings and the Designated Subsidiaries as they shall have heretofore reasonably requested from Holdings and the Designated Subsidiaries.

     10. Effectiveness of Agreement and Termination. This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto.

     This Agreement may be terminated at any time prior to the Closing Date by the Initial Purchasers by written notice to Holdings if any of the following has occurred: (i) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in the Initial Purchasers' judgment, is material and adverse and, in the Initial Purchasers' judgment, makes it impracticable to market the Securities on the terms and in the manner contemplated in the Offering Memorandum, (ii) the suspension or material limitation of trading in securities or other instruments on the New York Stock Exchange, the American Stock Exchange, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or the Nasdaq National Market or limitation on prices for securities or other instruments on any such exchange or the Nasdaq National Market, (iii) the suspension of trading of any securities of Holdings or any Designated Subsidiary on any exchange or in the over-the-counter market, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in the Initial Purchasers' opinion materially and adversely affects, or will materially and adversely affect, the business, prospects, condition (financial or otherwise) or results of operations of Holdings and its subsidiaries, taken as a whole, (v) the declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the financial markets in the United States.

     11. Miscellaneous. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to Holdings, to American Tissue Holdings, Inc., 135 Engineers Road, Hauppauge, New York 11788 Attention:
President and Chief Executive Officer, with a copy to Mandel & Resnik P.C., 220 East 42nd Street, New York, New York 10017, Attention: Nicholas J. Kaiser, Esq., and (ii) if to the Initial Purchasers, to the respective addresses set forth on
Schedule 1 hereto, in each case with a copy to Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005, Attention: John Schuster, Esq., or in any case to such other address as the person to be notified may have requested in writing.

     The respective indemnities, contribution agreements, representations, warranties and other statements of Holdings and the Initial Purchasers set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Securities, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Initial Purchasers, the officers or directors of the Initial Purchasers, any person controlling the Initial Purchasers, Holdings, the officers or directors of Holdings, or any person controlling Holdings, (ii) acceptance of the Securities and payment for them hereunder and (iii) termination of this Agreement.

     If for any reason the Securities are not delivered by or on behalf of Holdings as provided herein (other than as a result of any termination of this Agreement pursuant to Section 10), Holdings agrees to reimburse the Initial Purchasers only for all out-of-pocket expenses (including the fees and disbursements of counsel) incurred by them; provided, further the Initial Purchasers shall not be entitled to receive any other amount. Notwithstanding any termination of this Agreement, Holdings shall be liable for all expenses which it has agreed to pay pursuant to Section 5(i) hereof. Holdings agrees to reimburse the Initial Purchasers and their officers, directors and each person, if any, who controls any Initial Purchasers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act for any and all fees and expenses (including without limitation the fees and expenses of counsel) incurred by them in connection with enforcing their rights under this Agreement (including without limitation their rights under this Section 11).

     Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon Holdings, the Initial Purchasers, the Initial Purchasers' directors and officers, any controlling persons referred to herein, the directors of Holdings and its respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Securities from the Initial Purchasers merely because of such purchase.

     This Agreement shall be governed and construed in accordance with the laws of the State of New York, without giving effect to the choice of law rules thereof.

     This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

     Please confirm that the foregoing correctly sets forth the agreement among Holdings and the Initial Purchasers.

                                                     Very truly yours,


                                                     MIDDLE AMERICAN TISSUE INC.


                                                     By:   /s/ N. Elghanayan
                                                           ---------------------
                                                           Nourollah Elghanayan
                                                           Chairman of the Board



                                                     By:   /s/ Mehdi Gabayzadeh
                                                           ---------------------
                                                           Mehdi Gabayzadeh
                                                           President



Initial Purchasers:


DLJMB Funding II, Inc.

By: DLJMB Funding, Inc.

    /s/ Andrew Rush
    -----------------------------
    Name:
    Title:


DLJ Merchant Banking Partners II, L.P.

By: DLJ Merchant Banking II, Inc. Managing
    General Partner

    /s/ Andrew Rush
    -----------------------------
    Name:
    Title:

DLJ Merchant Banking Partners II-A, L.P.

By: DLJ Merchant Banking II, Inc.
    Managing General Partner


    /s/ Andrew Rush
    -----------------------------
    Name:
    Title:


DLJ FIRST ESC L.P.

By: DLJ LBO PLANS MANAGEMENT
    CORPORATION
    General Partner


    /s/ Andrew Rush
    -----------------------------
    Name:
    Title:


DLJ OFFSHORE PARTNERS II, C.V.

By: DLJ MERCHANT BANKING II, INC.
    Managing General Partner


    /s/ Andrew Rush
    -----------------------------
    Name:
    Title:


DLJ EAB PARTNERS, L.P.

By: DLJ LBO PLANS MANAGEMENT
    CORPORATION
    General Partner


    /s/ Andrew Rush
    -----------------------------
    Name:
    Title:

DLJ ESC II L.P.

By: DLJ LBO PLANS MANAGEMENT
    CORPORATION
    General Partner


    /s/ Andrew Rush
    -----------------------------
    Name:
    Title:


DLJ DIVERSIFIED PARTNERS, L.P.

By: DLJ DIVERSIFIED PARTNERS, INC.
    Managing General Partner


    /s/ Andrew Rush
    -----------------------------
    Name:
    Title:


DLJ DIVERSIFIED PARTNERS-A, L.P.

By: DLJ DIVERSIFIED PARTNERS, INC.
    Managing General Partner


    /s/ Andrew Rush
    -----------------------------
    Name:
    Title:


DLJ MILLENNIUM PARTNERS, L.P.

By: DLJ MERCHANT BANKING II, INC.
    Managing General Partner


    /s/ Andrew Rush
    -----------------------------
    Name:
    Title:

DLJ MILLENNIUM PARTNERS-A, L.P.

By: DLJ MERCHANT BANKING II, INC.
    Managing General Partner



     /s/ Andrew Rush
    -----------------------------
    Name:
    Title: